UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        September 7, 2007

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code      (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2007, the Board of Directors of AvalonBay Communities, Inc. appointed Peter S. Rummell to the Board of Directors, effective September 18, 2007.  A press release announcing his appointment is attached as Exhibit 99.1.

In connection with this appointment, the Board of Directors also increased the size of the Board from nine directors to ten directors.  Mr. Rummell will serve as an independent director and has not been appointed to any Board committees at this time.  Upon joining the Board, Mr. Rummell will receive a stock award of 564 shares of Common Stock, to be awarded under a restricted stock agreement in substantially the same form used for current non-employee directors of the Company.  Of such shares, 20% will be vested immediately, and the remaining 80% will vest in four equal annual installments on May 23 of each of the next four years.  Mr. Rummell will also receive the same cash compensation as is paid to other directors of the Company after September 18, 2007.

In connection with Mr. Rummell’s appointment to the Board of Directors, Mr. Rummell and the Company will enter into an Indemnification Agreement in substantially the same form previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

ITEM 9.01             Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated September 10, 2007. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

	By:	/s/ Bryce Blair
	Name:	Bryce Blair
	Title:	Chairman and Chief Executive Officer

Date: September 11, 2007

ITEM 9.01             Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated September 10, 2007. (Filed herewith)